THE ADVISORS' INNER CIRCLE FUND
                               CUSTODY AGREEMENT

          THIS AGREEMENT is made and entered into as of this 12(th) day of February, 2013, by and between THE ADVISORS' INNER CIRCLE FUND, a Massachusetts trust (the "Trust"), acting for and on behalf of each series as are currently authorized and issued by the Trust or may be authorized and issued by the Trust subsequent to the date of this Agreement (each a "Fund" and collectively the "Funds") and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the "Custodian").

          WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

          WHEREAS, the Custodian is a bank meeting the requirements prescribed in Section 26(a)(1) of the 1940 Act; and

          WHEREAS, the Trust desires to retain the Custodian to act as custodian of the cash and securities of each series of the Trust; and

          WHEREAS, the Board of Trustees of the Trust has delegated to the Custodian the responsibilities set forth in Rule 17f-5(c) under the 1940 Act and the Custodian is willing to undertake the responsibilities and serve as the foreign custody manager for the Trust.

          NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below unless the context otherwise requires:

1.01 "AUTHORIZED PERSON" means any Officer or person who has been designated as such by written notice and named in EXHIBIT A and delivered to the Custodian by the Trust, or if the Trust has notified the Custodian in writing that it has an authorized investment manager or other agent, delivered to the Custodian by the Trust's investment advisor or other agent. Such Officer or person shall continue to be an Authorized Person until such time as the Custodian receives Written Instructions from the Trust or the Trust's investment advisor or other agent that any such person is no longer an Authorized Person.

1.02 "BOARD OF TRUSTEES" shall mean the trustees from time to time serving under the Trust's declaration of trust, as amended from time to time.

1.03 "BOOK-ENTRY SYSTEM" shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

1.04 "BUSINESS DAY" shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc. and any other day for which the Trust computes the net asset value of Shares of the Funds.

1.05 "ELIGIBLE FOREIGN CUSTODIAN" has the meaning set forth in Rule 17f-5(a)(1), including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in
Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under
Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

1.06 "ELIGIBLE SECURITIES DEPOSITORY" has the meaning set forth in Rule 17f-7(b)(1) under the 1940 Act.

1.07 "FOREIGN SECURITIES" means any investments of a Fund (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect such Fund's transactions in such investments.

1.08 "FUND CUSTODY ACCOUNT" shall mean any of the accounts in the name of the Trust, which is provided for in Section 3.2 below.

1.09 "IRS" shall mean the Internal Revenue Service.

1.10 "FINRA" shall mean the Financial Industry Regulatory Authority, Inc.

1.11 "OFFICER" shall mean the Chairman, President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Trust.

1.12 "PROPER INSTRUCTIONS" shall mean Written Instructions.

1.13 "SEC" shall mean the U.S. Securities and Exchange Commission.

1.14 "SECURITIES" shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian or its agents have the facilities to clear and service.

1.15 "SECURITIES DEPOSITORY" shall mean The Depository Trust Company and any other clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act"), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

1.16 "SHARES" shall mean, with respect to a Fund, the units of beneficial interest issued by the Trust on account of the Fund.

1.17 "SUB-CUSTODIAN" shall mean and include (i) any branch of a "U.S. bank," as that term is defined in Rule 17f-5 under the 1940 Act, and (ii) any "Eligible Foreign Custodian" having a contract with the Custodian which the Custodian has determined will provide reasonable care of assets of the Funds based on the standards specified in Section 3.3 below. Such contract shall be in writing and shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Funds will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Foreign Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Foreign Securities will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Funds or as being held by a third party for the benefit of the Funds; (v) that the Funds' independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Funds will receive periodic reports with respect to the safekeeping of the Funds' assets, including, but not limited to, notification of any transfer to or from a Fund's account or a third party account containing assets held for the benefit of the Funds. Such contract may contain, in lieu of any or all of the provisions specified in (i)-(vi) above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Fund assets as the specified provisions.

1.18 "WRITTEN INSTRUCTIONS" shall mean (i) written communications actually received by the Custodian and signed by an Authorized Person, (ii) communications by facsimile or Internet electronic e-mail or any other such system from one or more persons reasonably believed by the Custodian to be an Authorized Person.

                                  ARTICLE II.

                            APPOINTMENT OF CUSTODIAN

2.01 APPOINTMENT. The Trust hereby appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Funds at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The Trust hereby delegates to the Custodian, subject to Rule 17f-5(b), the responsibilities with respect to the Funds' Foreign Securities, and the Custodian hereby accepts such delegation as foreign custody manager with respect to the Funds. The services and duties of the Custodian shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against the Custodian hereunder.

2.02 DOCUMENTS TO BE FURNISHED. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement to the Custodian by the Trust:

(a) A copy of the Trust's declaration of trust, certified by the Secretary;

(b) A copy of the Trust's bylaws, certified by the Secretary;

(c) A copy of the resolution of the Board of Trustees of the Trust appointing the Custodian, certified by the Secretary;

(d) A copy of the current prospectuses of the Funds (the "Prospectus");

(e) A certification of the Chairman or the President and the Secretary of the Trust setting forth the names and signatures of the current Officers of the Trust and other Authorized Persons; and

(f) An executed authorization required by the Shareholder Communications Act of 1985, attached hereto as EXHIBIT H.

2.03 NOTICE OF APPOINTMENT OF TRANSFER AGENT. The Trust agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any transfer agent of the Funds.

                                  ARTICLE III.

                         CUSTODY OF CASH AND SECURITIES

3.01 SEGREGATION. All Securities and non-cash property held by the Custodian for the account of a Fund (other than Securities maintained in a Securities Depository, Eligible Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other series of the Trust, if applicable) and shall be identified as subject to this Agreement.

3.02 FUND CUSTODY ACCOUNTS. As to each Fund, the Custodian shall open and maintain in its trust department a custody account in the name of the Trust coupled with the name of the Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of such Fund which are delivered to it.

3.03 Appointment of Agents.

(a) In its discretion, the Custodian may appoint one or more Sub-Custodians to establish and maintain arrangements with (i) Eligible Securities Depositories or (ii) Eligible Foreign Custodians who are members of the Sub-Custodian's network to hold Securities and cash of the Funds and to carry out such other provisions of this Agreement as it may determine; provided, however, that the appointment of any such agents and maintenance of any Securities and cash of the Funds shall be at the Custodian's expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement. The Custodian shall be liable for the actions of any Sub-Custodians (regardless of whether assets are maintained in the custody of a Sub-Custodian, a member of its network or an Eligible Securities Depository) appointed by it as if such actions had been done by the Custodian.

(b) If, after the initial appointment of Sub-Custodians by the Board of Trustees in connection with this Agreement, the Custodian wishes to appoint other Sub-Custodians to hold property of the Funds, it will so notify the Trust and make the necessary determinations as to any such new Sub-Custodian's eligibility under Rule 17f-5 under the 1940 Act.

(c) In performing its delegated responsibilities as foreign custody manager to place or maintain a Fund's assets with a Sub-Custodian, the Custodian will determine that the Fund's assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Fund's assets will be held by that Sub-Custodian, after considering all factors relevant to safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

(d) The agreement between the Custodian and each Sub-Custodian acting hereunder shall contain the required provisions set forth in Rule 17f-5(c)(2) under the 1940 Act.

(e) At the end of each calendar quarter, the Custodian shall provide written reports notifying the Board of Trustees of the withdrawal or placement of the Securities and cash of each Fund with a Sub-Custodian and of any material changes in the Fund's arrangements. Such reports shall include an analysis of the custody risks associated with maintaining assets with any Eligible Securities Depositories. The Custodian shall promptly take such steps as may be required to withdraw assets of a Fund from any Sub-Custodian arrangement that has ceased to meet the requirements of Rule 17f-5 or Rule 17f-7 under the 1940 Act, as applicable.

(f) With respect to its responsibilities under this Section 3.3, the Custodian hereby warrants to the Trust that it agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Funds. The Custodian further warrants that the Funds' assets will be subject to reasonable care if maintained with a Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Sub-Custodian's practices, procedures, and internal controls for certificated securities (if applicable), its method of keeping custodial records, and its security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Fund assets; (iii) the Sub- Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants; and (iv) whether the Funds will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian's consent to service of process in the United States.

(g) The Custodian shall establish a system or ensure that its Sub-Custodian has established a system to monitor on a continuing basis (i) the appropriateness of maintaining the Funds' assets with a Sub-Custodian or Eligible Foreign Custodians who are members of a Sub- Custodian's network; (ii) the performance of the contract governing the Funds' arrangements with such Sub-Custodian or Eligible Foreign Custodian's members of a Sub-Custodian's network; and (iii) the custody risks of maintaining assets with an Eligible Securities Depository. The Custodian must promptly notify the Funds or their investment advisers of any material change in these risks.

(h) The Custodian shall use commercially reasonable efforts to collect all income and other payments with respect to Foreign Securities to which each Fund shall be entitled and shall credit such income, as collected, to the Trust. In the event that extraordinary measures are required to collect such income, the Trust and Custodian shall consult as to the measures and as to the compensation and expenses of the Custodian relating to such measures.

3.04 DELIVERY OF ASSETS TO CUSTODIAN. The Trust shall deliver, or cause to be delivered, to the Custodian all of the Funds' Securities, cash and other investment assets, including (i) all payments of income, payments of principal and capital distributions received by the Funds with respect to such Securities, cash or other assets owned by the Funds at any time during the period of this Agreement, and (ii) all cash received by the Fund for the issuance of Shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

3.05 SECURITIES DEPOSITORIES AND BOOK-ENTRY SYSTEMS. The Custodian may deposit and/or maintain Securities of each Fund in a Securities Depository or in a Book-Entry System, subject to the following provisions:

(a) The Custodian, on an on-going basis, shall deposit in a Securities Depository or Book- Entry System all Securities eligible for deposit therein and shall make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

(b) Securities of the Funds kept in a Book-Entry System or Securities Depository shall be kept in an account ("Depository Account") of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

(c) The records of the Custodian with respect to Securities of each Fund maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to the Fund.

(d) If Securities purchased by a Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. If Securities sold by the Fund are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund.

(e) The Custodian shall provide the Trust with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Funds are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

(f) Notwithstanding anything to the contrary in this Agreement, the Custodian shall be liable to the Trust for any loss or damage to the Funds resulting from
(i) the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of the Custodian or any Sub-Custodian, or (ii) failure of the Custodian or any Sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At its election, the Trust shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to the Funds arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Funds have not been made whole for any such loss or damage.

(g) With respect to its responsibilities under this Section 3.05 and pursuant to Rule 17f-4 under the 1940 Act, the Custodian hereby warrants to the Trust that it agrees to (i) exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such assets, (ii) provide, promptly upon request by the Trust, such reports as are available concerning the Custodian's internal accounting controls and financial strength, and (iii) require any Sub-Custodian to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain assets corresponding to the security entitlements of its entitlement holders.

3.06 DISBURSEMENT OF MONEYS FROM FUND CUSTODY ACCOUNT. Upon receipt of Proper Instructions, the Custodian shall disburse moneys from a Fund's Custody Account but only in the following cases:

(a) For the purchase of Securities for the Fund but only in accordance with
Section 4.01 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any Sub-Custodian) of such Securities registered as provided in Section 3.09 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.05 above;
(ii) in the case of options on Securities, against delivery to the Custodian (or any Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or any Sub-Custodian) of evidence of title thereto in favor of the Fund or any nominee referred to in Section 3.09 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Trust and a bank which is a member of the Federal Reserve System or between the Trust and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository with such Securities;

(b) In connection with the conversion, exchange or surrender, as set forth in
Section 3.07(f) below, of Securities owned by the Fund;

(c) For the payment of any dividends or capital gain distributions declared by the Fund;

(d) In payment of the redemption price of Shares as provided in Section 5.01 below;

(e) For the payment of any expense or liability incurred by the Fund, including, but not limited to, the following payments for the account of the
Fund: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

(f) For transfer in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

(g) For transfer in accordance with the provisions of any agreement among the Trust, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

(h) For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

(i) For any other proper purpose, but only upon receipt of Proper Instructions, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

3.07 DELIVERY OF SECURITIES FROM FUND CUSTODY ACCOUNT. Upon receipt of Proper Instructions, the Custodian shall release and deliver, or cause the Sub-Custodian to release and deliver, Securities from the Fund Custody Account but only in the following cases:

(a) Upon the sale of Securities for the account of the Fund but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

(b) In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.05 above;

(c) To an offeror's depository agent in connection with tender or other similar offers for Securities of the Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(d) To the issuer thereof or its agent (i) for transfer into the name of the Fund, the Custodian or any Sub-Custodian, or any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

(e) To the broker selling the Securities, for examination in accordance with the "street delivery" custom;

(f) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(g) Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Fund;

(h) In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(i) For delivery in connection with any loans of Securities of the Fund, but only against receipt of such collateral as the Trust shall have specified to the Custodian in Proper Instructions;

(j) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Trust, but only against receipt by the Custodian of the amounts borrowed;

(k) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust;

(l) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

(m) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

(n) For any other proper corporate purpose, but only upon receipt of Proper Instructions, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made; or

(o) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct.

3.08 ACTIONS NOT REQUIRING PROPER INSTRUCTIONS. Unless otherwise instructed by the Trust, the Custodian shall with respect to all Securities held for a Fund:

(a) Subject to Section 9.04 below, collect on a timely basis all income and other payments to which the Fund is entitled either by law or pursuant to custom in the securities business;

(b) Present for payment and, subject to Section 9.04 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

(c) Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;

(d) Surrender interim receipts or Securities in temporary form for Securities in definitive form;

(e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the IRS and the Trust at such time, in such manner and containing such information as is prescribed by the IRS;

(f) Hold for the Fund, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar Securities issued with respect to Securities of the Fund; and

(g) In general, and except as otherwise directed in Proper Instructions, attend to all non- discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and other assets of the Fund.

3.09 REGISTRATION AND TRANSFER OF SECURITIES. All Securities held for eachFund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for the Fund may be registered in the name of the Fund, the Custodian, a Sub-Custodian or any nominee thereof, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof. The records of the Custodian with respect to foreign securities of the Fund that are maintained with a Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers shall identify those securities as belonging to the Fund. The Trust shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees referred to above or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of the Fund.

3.10 RECORDS.

(a) The Custodian shall maintain complete and accurate records with respect to Securities, cash or other property held for each Fund, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable;
(iii) canceled checks and bank records related thereto; and (iv) all records relating to its activities and obligations under this Agreement. The Custodian shall keep such other books and records of the Funds as the Trust shall reasonably request, or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder.

(b) All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Trust and in compliance with the rules and regulations of the SEC, (ii) be the property of the Trust and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Trust and employees or agents of the SEC, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rules 31a-1 and 31a-2 under the 1940 Act.

3.11 FUND REPORTS BY CUSTODIAN. The Custodian shall furnish the Trust with a daily activity statement and a summary of all transfers to or from each Fund Custody Account on the day following such transfers. At least monthly, the Custodian shall furnish the Trust with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for each Fund under this Agreement.

3.12 OTHER REPORTS BY CUSTODIAN. As the Trust may reasonably request from time to time, the Custodian shall provide the Trust with reports on the internal accounting controls and procedures for safeguarding Securities which are employed by the Custodian or any Sub-Custodian.

3.13 PROXIES AND OTHER MATERIALS. The Custodian shall cause all proxies relating to Securities which are not registered in the name of a Fund to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such Securities. With respect to the foreign Securities, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Trust acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Trust to exercise shareholder rights.

3.14 INFORMATION ON CORPORATE ACTIONS. The Custodian shall promptly deliver to the Trust all information received by the Custodian and pertaining to Securities being held by the Funds with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights. If the Trust desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Trust shall notify the Custodian at least three Business Days prior to the date on which the Custodian is to take such action. The Trust will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least three Business Days prior to the beginning date of the tender period.

                                  ARTICLE IV.

                  PURCHASE AND SALE OF INVESTMENTS OF THE FUND

4.01 PURCHASE OF SECURITIES. Promptly upon each purchase of Securities for a Fund, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (iii) the date of purchase and settlement, (iv) the purchase price per unit, (v) the total amount payable upon such purchase, and (vi) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by the Fund pay out of the moneys held for the account of the Fund the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Fund, if in the Fund Custody Account there is insufficient cash available to the Fund for which such purchase was made.

4.02 LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED. In any and every case where payment for the purchase of Securities for a Fund is made by the Custodian in advance of receipt of the Securities purchased and in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to the Fund for such payment.

4.03 SALE OF SECURITIES. Promptly upon each sale of Securities by a Fund, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any), or other units sold, (iii) the date of sale and settlement,
(iv) the sale price per unit, (v) the total amount payable upon such sale, and
(vi) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Fund as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

4.04 DELIVERY OF SECURITIES SOLD. Notwithstanding Section 4.03 above or any other provision of this Agreement, the Custodian, upon receipt of Proper Instructions to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Fund shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.

4.05 PAYMENT FOR SECURITIES SOLD. In its sole discretion and from time to time, the Custodian may credit a Fund Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Fund, and (iii) income from cash, Securities or other assets of the Fund. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Fund to use funds so credited to the Fund Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Fund Custody Account.

4.06 ADVANCES BY CUSTODIAN FOR SETTLEMENT. The Custodian may, in its sole discretion and from time to time, advance funds to the Trust to facilitate the settlement of a Fund's transactions in the Fund Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.

                                   ARTICLE V.

                           REDEMPTION OF FUND SHARES

5.01 TRANSFER OF FUNDS. From such funds as may be available for the purpose in the relevant Fund Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of a Fund, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank or broker-dealer as the Trust may designate.

5.02 NO DUTY REGARDING PAYING BANKS. Once the Custodian has wired amounts to a bank or broker-dealer pursuant to Section 5.01 above, the Custodian shall not be under any obligation to effect any further payment or distribution by such bank or broker-dealer.

                                  ARTICLE VI.

                              SEGREGATED ACCOUNTS

Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account:

(a) in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

(b) for purposes of segregating cash or Securities in connection with securities options purchased or written by the Fund or in connection with financial futures contracts (or options thereon) purchased or sold by the Fund;

(c) which constitute collateral for loans of Securities made by the Fund;

(d) for purposes of compliance by the Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions; and

(e) for other proper corporate purposes, but only upon receipt of Proper Instructions, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

Each segregated account established under this Article VI shall be established and maintained for the Fund only. All Proper Instructions relating to a segregated account shall specify the Fund.

                                  ARTICLE VII.

                           COMPENSATION OF CUSTODIAN

7.01 COMPENSATION. The Custodian shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedules set forth on the Exhibits attached hereto (as amended from time to time). The Custodian shall also be compensated for such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by the Custodian in performing its duties hereunder. The Trust shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Trust shall notify the Custodian in writing within 30 calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Trust is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1[]% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Trust to the Custodian shall only be paid out of the assets and property of the particular Fund involved.

7.02 OVERDRAFTS. The Trust is responsible for maintaining an appropriate level of short term cash investments to accommodate cash outflows. The Trust may obtain a formal line of credit for potential overdrafts of its custody account. In the event of an overdraft or in the event the line of credit is insufficient to cover an overdraft, the overdraft amount or the overdraft amount that exceeds the line of credit will be charged in accordance with the fee schedules set forth on the Exhibits attached hereto (as amended from time to time)

                                 ARTICLE VIII.

                         REPRESENTATIONS AND WARRANTIES

8.01 REPRESENTATIONS AND WARRANTIES OF THE TRUST. The Trust hereby represents and warrants to the Custodian, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b) This Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(c) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

8.02 REPRESENTATIONS AND WARRANTIES OF THE CUSTODIAN. The Custodian hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b) It is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

(c) This Agreement has been duly authorized, executed and delivered by the Custodian in accordance with all requisite action and constitutes a valid and legally binding obligation of the Custodian, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(d) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

                                  ARTICLE IX.

                            CONCERNING THE CUSTODIAN

9.01 STANDARD OF CARE. The Custodian shall exercise reasonable care in the performance of its duties under this Agreement. The Custodian shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with its duties under this Agreement, except a loss arising out of or relating to the Custodian's (or a Sub-Custodian's) refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement) or from its (or a Sub-Custodian's) bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Trust of any action taken or omitted by the Custodian pursuant to advice of counsel.

9.02 ACTUAL COLLECTION REQUIRED. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to a Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

9.03 NO RESPONSIBILITY FOR TITLE, ETC. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

9.04 LIMITATION ON DUTY TO COLLECT. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for a Fund if such Securities are in default or payment is not made after due demand or presentation.

9.05 RELIANCE UPON DOCUMENTS AND INSTRUCTIONS. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Written Instructions actually received by it pursuant to this Agreement.

9.06 COOPERATION. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trust to keep the books of account of the Funds and/or compute the value of the assets of the Funds. The Custodian shall take all such reasonable actions as the Trust may from time to time request to enable the Trust to obtain, from year to year, favorable opinions from the Trust's independent accountants with respect to the Custodian's activities hereunder in connection with (i) the preparation of the Trust's reports on Form N-1A and Form N-SAR and any other reports required by the SEC, and (ii) the fulfillment by the Trust of any other requirements of the SEC.

                                   ARTICLE X.

                                INDEMNIFICATION

10.01 INDEMNIFICATION BY TRUST. The Trust shall indemnify and hold harmless the Custodian, any Sub-Custodian and any nominee thereof (each, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys' fees) that an Indemnified Party may sustain or incur or that may be asserted against an Indemnified Party by any person arising directly or indirectly (i) from the fact that Securities are registered in the name of any such nominee, (ii) from any action taken or omitted to be taken by the Custodian or such Sub-Custodian (a) at the request or direction of or in reliance on the advice of the Trust, or (b) upon Proper Instructions, or
(iii) from the performance of its obligations under this Agreement or any sub-custody agreement, provided that neither the Custodian nor any such Sub-Custodian shall be indemnified and held harmless from and against any such claim, demand, loss, expense or liability arising out of or relating to its refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the terms "Custodian" and "Sub-Custodian" shall include their respective directors, officers and employees.

10.02 INDEMNIFICATION BY CUSTODIAN. The Custodian shall indemnify and hold harmless the Trust from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that the Trust may sustain or incur or that may be asserted against the Trust by any person arising directly or indirectly out of any action taken or omitted to be taken by an Indemnified Party as a result of the Indemnified Party's refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Custodian, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term "Trust" shall include the Trust's trustees, officers and employees.

10.03 SECURITY. If the Custodian advances cash or Securities to a Fund for any purpose, either at the Trust's request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any claim, demand, loss, expense or liability (including reasonable attorneys' fees) (except such as may arise from its or its nominee's bad faith, negligence or willful misconduct), then, in any such event, any property at any time held for the account of the Fund shall be security therefor, and should the Fund fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of such Fund and to dispose of other assets of such Fund to the extent necessary to obtain reimbursement or indemnification.

10.04 Miscellaneous.

(a) Neither party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this Agreement.

(b) The indemnity provisions of this Article shall indefinitely survive the termination and/or assignment of this Agreement.

(c) In order that the indemnification provisions contained in this Article X shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification.

 The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Article X. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.


                                  ARTICLE XI.

                                 FORCE MAJEURE

          Neither the Custodian nor the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that in the event of a failure or delay, the Custodian (i) shall not discriminate against the Funds in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement, and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

                                  ARTICLE XII.

                    PROPRIETARY AND CONFIDENTIAL INFORMATION

12.01 The Custodian agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities although the Custodian will promptly report such disclosure to the Trust if disclosure is permitted by applicable law and regulation, or (iii) when so requested by the Trust. Records and other information which have become known to the public through no wrongful act of the Custodian or any of its employees, agents or representatives, and information that was already in the possession of the Custodian prior to receipt thereof from the Trust or its agent, shall not be subject to this paragraph.

12.02 Further, the Custodian will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Custodian shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust and its shareholders.

                                 ARTICLE XIII.

                         EFFECTIVE PERIOD; TERMINATION

13.01 EFFECTIVE PERIOD. This Agreement shall become effective as of the date first written above.

13.02 TERMINATION. This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. In addition, the Trust may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

13.03 APPOINTMENT OF SUCCESSOR CUSTODIAN. If a successor custodian shall have been appointed by the Board of Trustees, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (i) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Fund and held by the Custodian as custodian, and
(ii) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Fund at the successor custodian, provided that the Trust shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. In addition, the Custodian shall, at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which the Custodian has maintained the same, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Custodian's personnel in the establishment of books, records, and other data by such successor. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement, except as provided under Section 10.04(b) of this Agreement.

13.04 FAILURE TO APPOINT SUCCESSOR CUSTODIAN. If a successor custodian is not designated by the Trust on or before the date of termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which bank or trust company (i) is a "bank" as defined in the 1940 Act, and (ii) has aggregate capital, surplus and undivided profits as shown on its most recent published report of not less than $25 million, all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for the Fund at such bank or trust company all Securities of the Fund held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement, except as provided under Section 10.04(b) of this Agreement. In addition, under these circumstances, all books, records and other data of the Trust shall be returned to the Trust.

                                  ARTICLE XIV.

                                 CLASS ACTIONS

The Custodian shall use its best efforts to identify and file claims for the Fund(s) involving any class action litigation that impacts any security the Fund(s) may have held during the class period. The Trust agrees that the Custodian may file such claims on its behalf and understands that it may be waiving and/or releasing certain rights to make claims or otherwise pursue class action defendants who settle their claims. Further, the Trust acknowledges that there is no guarantee these claims will result in any payment or partial payment of potential class action proceeds and that the timing of such payment, if any, is uncertain.

However, the Trust may instruct the Custodian to distribute class action notices and other relevant documentation to the Fund(s) or its designee and, if it so elects, will relieve the Custodian from any and all liability and responsibility for filing class action claims on behalf of the Fund(s).

In the event the Fund(s) are closed, the Custodian shall only file the class action claims upon written instructions by an authorized representative of the closed Fund(s). Any expenses associated with such filing will be assessed against the proceeds received of any class action settlement.

                                  ARTICLE XV.

                                 MISCELLANEOUS

15.01 COMPLIANCE WITH LAWS. The Trust has and retains primary responsibility for all compliance matters relating to the Funds, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001 and the policies and limitations of the Funds relating to its portfolio investments as set forth in their Prospectuses and statements of additional information. The Custodian's services hereunder shall not relieve the Trust of its responsibilities for assuring such compliance or the Board of Trustee's oversight responsibility with respect thereto.

15.02 AMENDMENT. This Agreement may not be amended or modified in any manner except by written agreement executed by the Custodian and the Trust, and authorized or approved by the Board of Trustees.

15.03 ASSIGNMENT. This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust accompanied by the authorization or approval of the Board of Trustees.

15.04 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Minnesota, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

15.05 NO AGENCY RELATIONSHIP. Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

15.06 SERVICES NOT EXCLUSIVE. Nothing in this Agreement shall limit or restrict the Custodian from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

15.07 INVALIDITY. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

15.08 NOTICES. Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by electronic transmission to the other party's address set forth below:

          Notice to the Custodian shall be sent to:
          U.S Bank, N.A.
          1555 N. Rivercenter Dr., MK-WI-S302
          Milwaukee, WI 53212

          Attn: Tom Fuller
          Phone: 414-905-6118
          Fax: 866-350-5066

          and notice to the Trust shall be sent to:

          The Advisors' Inner Circle Fund
          SEI Investments
          1 Freedom Valley Road
          Oaks, PA 19456

15.09 MULTIPLE ORIGINALS. This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

15.10 NO WAIVER. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

15.11 REFERENCES TO CUSTODIAN. The Trust shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the Prospectus or statement of additional information for the Fund and such other printed matter as merely identifies Custodian as custodian for the Fund. The Trust shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

THE ADVISORS' INNER CIRCLE FUND                   U.S. BANK NATIONAL ASSOCIATION

By: /s/ Dianne Sulzbach                           By: /s/ Michael R. McVoy

Name: Dianne Sulzbach                             Name: Michael R. McVoy

Title: Vice President & Secretary                 Title: Senior Vice President

                                   EXHIBIT A

                               AUTHORIZED PERSONS

          Set forth below are the names and specimen signatures of the persons authorized by the Trust to administer the Fund Custody Accounts.

     NAME               TELEPHONE/FAX NUMBER                SIGNATURE

                                                            ____________________

                                                            ____________________

                                                            ____________________

                                                            ____________________

                                                            ____________________

     EXHIBIT B OF THE CUSTODY AGREEMENT -- THE ADVISORS' INNER CIRCLE FUND
                             --EDGEWOOD GROWTH FUND

--------------------------------------------------------------------------------
                           DOMESTIC CUSTODY SERVICES
                         FEE SCHEDULE AT FEBRUARY, 2013
--------------------------------------------------------------------------------

ANNUAL FEE BASED UPON MARKET VALUE OF THE FUND*

     o    0.40 basis points on average daily market value

     o    Monthly Minimum fee of $400 per Fund


* Overdrafts -- charged to the account at Prime Interest rate plus 2%.

* $150.00 Annual fee per segregated or collateral account.

* Average daily market value is based on custodian records.


OUT-OF-POCKET EXPENSES

Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity. Fees for Global assets will be stated separately

*    Fees are billed monthly.

  EXHIBIT B (CONTINUED) OF THE CUSTODY AGREEMENT -- THE ADVISORS' INNER CIRCLE
                          FUND --EDGEWOOD GROWTH FUND

--------------------------------------------------------------------------------
      GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE AT FEBRUARY, 2013
--------------------------------------------------------------------------------


                                                                                                                 SAFE-
                                                                                                               KEEPING   TRANSACTION
COUNTRY              INSTRUMENT      SAFEKEEPING (BPS)    TRANSACTION FEE       COUNTRY            INSTRUMENT   (BPS)        FEE
Argentina               All           12.00                     $32             Lithuania              All      16.00      $40
Australia               All           1.00                      $15             Luxembourg             All      3.20       $20
Austria                 All           1.70                      $17             Malaysia               All      2.90       $39
Bahrain                 All           40.00                     $112            Malta                  All      17.60      $60
Bangladesh              All           32.00                     $120            Mauritius              All      24.00      $80
Belgium                 All           1.20                      $22             Mexico                 All      1.50       $10
Bermuda                 All           12.00                     $48             Morocco                All      28.00      $80
Botswana                All           20.00                     $40             Namibia                All      24.00      $40
Brazil                  All           7.20                      $17             Netherlands            All      1.50       $12
Bulgaria                ALL           32.00                     $64             New Zealand            ALL      2.00       $26
Canada                  All           0.75                      $4              Nigeria                All      24.00      $40
Cayman Islands*         All           0.80                      $8              Norway                 All      1.50       $22
Channel Islands*        All           1.20                      $20             Oman                   All      40.00      $112
Chile                   All           16.00                     $48             Pakistan               All      24.00      $80
China"A" Shares         All           9.60                      $42             Palestinian
                                                                                 Autonomous Area*      All      36.00      112
China"B' Shares         All           9.60                      $42             Peru                   All      35.00      $85
Columbia                All           32.00                     $80             Philippines            All      3.90       $36
Costa Rica              All           12.00                     $48             Poland                 All      12.00      $24
Croatia                 All           28.00                     $52             Portugal               All      4.80       $39
Cyprus*                 All           12.00                     $45             Qatar                  All      36.00      $112
Czech Republic          All           9.60                      $24             Romania                All      28.00      $80
Denmark                 All           1.50                      $24             Russia                 Equities 30.00      $165
Ecuador                 All           28.00                     $52             Russia                 MINFINs  12.00      $40
Egypt                   All           25.60                     $64             Serbia*                All      50.00      $140
ESTONIA                 ALL           5.60                      $20             Singapore              All      1.50       $20
Euromarkets**           All           1.00                      $4              Slovak Republic        All      20.00      $88
Finland                 All           2.40                      $22             Slovenia               All      20.00      $88
France                  All           1.00                      $15             South Africa           All      1.50       $8
Germany                 All           1.00                      $15             South Korea            All      4.80       $10
GHANA                   ALL           20.00                     $40             Spain                  All      1.00       $15
Greece                  All           7.20                      $33             Sri Lanka              All      12.00      $48
Hong Kong               All           1.50                      $20             Swaziland              All      24.00      $40
Hungary                 All           20.00                     $60             Sweden                 All      1.00       $22
Iceland                 All           12.00                     $45             Switzerland            All      1.00       $24
India                   All           8.00                      $84             Taiwan                 All      12.00      $64
Indonesia               All           5.80                      $68             Thailand               All      2.90       $22
Ireland                 All           1.50                      $15             Trinidad & Tobago*     All      24.00      $52
ISRAEL                  ALL           9.60                      $29             Tunisia                All      32.00      $36
Italy                   All           1.50                      $24             Turkey                 All      9.60       $10
Jamaica*                All           28.00                     $40             UAE                    ALL      36.00      $104
Japan                   All           0.75                      $6              United Kingdom         All      0.75       $3
Jordan                  All           32.00                     $100            Ukraine                All      19.20      $29
Kazakhstan              All           48.00                     $120            Uruguay                All      40.00      $52
Kenya                   All           24.00                     $40             Venezuela              All      32.00      $100
Latvia                  Equities      12.00                     $60             VIETNAM*               ALL      32.00      $104
Latvia                  Bonds         20.00                     $72             Zambia                 All      24.00      $40
Lebanon                 All           20.00                     $72


* "Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

** Tiered by market volue: <$5 bp.> $5 billionand< $10billion: .75bps:> $10billion: .50bps.

  EXHIBIT B (CONTINUED) OF THE CUSTODY AGREEMENT -- THE ADVISORS' INNER CIRCLE
                          FUND --EDGEWOOD GROWTH FUND

o MONTHLY BASE FEE - A monthly base charge per account (fund) will apply based on the number of foreign securities* held as noted below.

     $200  per month for 0-10  holdings;
     $600  per month for 11-20  holdings;
     $1,500  per month for over 20 holdings

* Note: Trading in the following markets are not allowed at the monthly base fee: Bangladesh, Brazil, Chile, Columbia, Croatia, Czech Republic, Ecuador, Egypt, Estonia, India, Indonesia, Lebanon, Malaysia, Pakistan, Palestinian Autonomous Area, Peru, Poland, Portugal, Qatar, Slovenia, Sri Lanka, Taiwan, Tunisia, Turkey, Ukraine, Zambia, China-Shanghai, China-Shenzhen, Serbia, Jordan, Kazakhstan, Oman, South Korea, United Arab Emirates, and Venezuela.

OR

ANNUAL BASE FEE - $18,000 per account (fund) will apply.

* Euroclear -- Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

* For all other markets specified above, surcharges may apply if a security is held outside of the local market.


CASH TRANSACTIONS:

* 3(rd) Party Foreign Exchange -- a Foreign Exchange transaction undertaken through a 3(rd) party will be charged $50.


OUT OF POCKET EXPENSES

* Charges incurred by U.S. Bank, N.A. for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

* A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

*    SWIFT reporting and message fees

    EXHIBIT C OF THE CUSTODY AGREEMENT -- THE ADVISORS' INNER CIRCLE FUND --
                   FMC SELECT VALUE AND STRATEGIC VALUE FUNDS

--------------------------------------------------------------------------------
                           DOMESTIC CUSTODY SERVICES
                         FEE SCHEDULE AT FEBRUARY, 2013
--------------------------------------------------------------------------------

ANNUAL FEE BASED UPON MARKET VALUE PER FUND*
0.37 basis points on average daily market value

Monthly Minimum fee of $400 per Fund

Plus portfolio transaction fees

PORTFOLIO TRANSACTION FEES

$4.00 per DTC/ Federal Reserve transaction/principal paydown
$25.00 per Physical Security transaction
$8.00 per option/future contract written, exercised or expired
$4.00 per paydown on mortgage backed securities
$5.50 per repurchase agreement transaction, Time Deposit, CD or other non-depository transaction
$6.50 per Fed Wire/margin variation Fed Wire
$15.00 per mutual fund trade (excluding trades settling at DTC)

* Overdrafts -- charged to the account at Prime Interest rate plus 2%.

* $150.00 Annual fee per segregated or collateral account.

* Average daily market value is based on custodian records.

OUT-OF-POCKET EXPENSES
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

* Fees are billed monthly.

  EXHIBIT C (CONTINUED) OF THE CUSTODY AGREEMENT -- THE ADVISORS' INNER CIRCLE
               FUND --FMC SELECT VALUE AND STRATEGIC VALUE FUNDS

--------------------------------------------------------------------------------
      GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE AT FEBRUARY, 2013
--------------------------------------------------------------------------------


                                   SAFEKEEPING     TRANSACTION                                      SAFEKEEPING      TRANSACTION
COUNTRY              INSTRUMENT       (BPS)           FEE             COUNTRY          INSTRUMENT   (BPS)                FEE
Argentina               All           12.00           $32            Lithuania             All           16.00                $40
Australia               All           1.00            $15            Luxembourg            All           3.20                 $20
Austria                 All           1.70            $17            Malaysia              All           2.90                 $39
Bahrain                 All           40.00           $112           Malta                 All           17.60                $60
Bangladesh              All           32.00           $120           Mauritius             All           24.00                $80
Belgium                 All           1.20            $22            Mexico                All           1.50                 $10
Bermuda                 All           12.00           $48            Morocco               All           28.00                $80
Botswana                All           20.00           $40            Namibia               All           24.00                $40
Brazil                  All           7.20            $17            Netherlands           All           1.50                 $12
Bulgaria                ALL           32.00           $64            New Zealand           ALL           2.00                 $26
Canada                  All           0.75            $4             Nigeria               All           24.00                $40
Cayman Islands*         All           0.80            $8             Norway                All           1.50                 $22
Channel Islands*        All           1.20            $20            Oman                  All           40.00                $112
Chile                   All           16.00           $48            Pakistan              All           24.00                $80
China"A" Shares         All           9.60            $42            Palestinian
                                                                      Autonomous Area*     All           36.00                112
China"B' Shares         All           9.60            $42            Peru                  All           35.00                $85
Columbia                All           32.00           $80            Philippines           All           3.90                 $36
Costa Rica              All           12.00           $48            Poland                All           12.00                $24
Croatia                 All           28.00           $52            Portugal              All           4.80                 $39
Cyprus*                 All           12.00           $45            Qatar                 All           36.00                $112
Czech Republic          All           9.60            $24            Romania               All           28.00                $80
Denmark                 All           1.50            $24            Russia                Equities      30.00                $165
Ecuador                 All           28.00           $52            Russia                MINFINs       12.00                $40
Egypt                   All           25.60           $64            Serbia*               All           50.00                140
ESTONIA                 ALL           5.60            $20            Singapore             All           1.50                 $20
Euromarkets**           All           1.00            $4             Slovak Republic       All           20.00                $88
Finland                 All           2.40            $22            Slovenia              All           20.00                $88
France                  All           1.00            $15            South Africa          All           1.50                 $8
Germany                 All           1.00            $15            South Korea           All           4.80                 $10
GHANA                   ALL           20.00           $40            Spain                 All           1.00                 $15
Greece                  All           7.20            $33            Sri Lanka             All           12.00                $48
Hong Kong               All           1.50            $20            Swaziland             All           24.00                $40
Hungary                 All           20.00           $60            Sweden                All           1.00                 $22
Iceland                 All           12.00           $45            Switzerland           All           1.00                 $24
India                   All           8.00            $84            Taiwan                All           12.00                $64
Indonesia               All           5.80            $68            Thailand              All           2.90                 $22
Ireland                 All           1.50            $15            Trinidad & Tobago*    All           24.00                $52
ISRAEL                  ALL           9.60            $29            Tunisia               All           32.00                $36
Italy                   All           1.50            $24            Turkey                All           9.60                 $10
Jamaica*                All           28.00           $40            UAE                   ALL           36.00                $104
Japan                   All           0.75            $6             United Kingdom        All           0.75                 $3
Jordan                  All           32.00           $100           Ukraine               All           19.20                $29
Kazakhstan              All           48.00           $120           Uruguay               All           40.00                $52
Kenya                   All           24.00           $40            Venezuela             All           32.00                $100
Latvia                  Equities      12.00           $60            VIETNAM*              ALL           32.00                $104
Latvia                  Bonds         20.00           $72            Zambia                All           24.00                $40
Lebanon                 All           20.00           $72




* "Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

** Tiered by market volue: <$5 bp.> $5 billionand< $10billion: .75bps:> $10billion: .50bps.

  EXHIBIT C (CONTINUED) OF THE CUSTODY AGREEMENT -- THE ADVISORS' INNER CIRCLE
               FUND --FMC SELECT VALUE AND STRATEGIC VALUE FUNDS

o MONTHLY BASE FEE - A monthly base charge per account (fund) will apply based on the number of foreign securities* held as noted below.

     $200  per month for 0-10  holdings;
     $600  per month for 11-20  holdings;
     $1,500  per month for over 20 holdings

* Note: Trading in the following markets are not allowed at the monthly base fee: Bangladesh, Brazil, Chile, Columbia, Croatia, Czech Republic, Ecuador, Egypt, Estonia, India, Indonesia, Lebanon, Malaysia, Pakistan, Palestinian Autonomous Area, Peru, Poland, Portugal, Qatar, Slovenia, Sri Lanka, Taiwan, Tunisia, Turkey, Ukraine, Zambia, China-Shanghai, China-Shenzhen, Serbia, Jordan, Kazakhstan, Oman, South Korea, United Arab Emirates, and Venezuela.

OR

ANNUAL BASE FEE - $18,000 per account (fund) will apply.

* Euroclear -- Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

* For all other markets specified above, surcharges may apply if a security is held outside of the local market.


CASH TRANSACTIONS:

* 3(rd) Party Foreign Exchange -- a Foreign Exchange transaction undertaken through a 3(rd) party will be charged $50.


OUT OF POCKET EXPENSES

* Charges incurred by U.S. Bank, N.A. for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

* A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

* SWIFT reporting and message fees

    EXHIBIT D OF THE CUSTODY AGREEMENT -- THE ADVISORS' INNER CIRCLE FUND --
                          HAVERFORD GROWTH STOCK FUND

--------------------------------------------------------------------------------
                           DOMESTIC CUSTODY SERVICES
                         FEE SCHEDULE AT FEBRUARY, 2013
--------------------------------------------------------------------------------

ANNUAL FEE BASED UPON MARKET VALUE PER FUND
..40 basis point on average daily market value based upon custodian records

PORTFOLIO TRANSACTION FEES

$4.00 per book entry DTC transaction
$10.00 Federal Reserve transaction
$4.00 principal paydown
$15.00 per option contract written, exercised, or expired
$8.00 per future contract transaction
$15.00 per mutual fund transaction
$5.50 per incoming wire transfer
$7.50 per outgoing wire transfer
$30.00 per physical security transaction
$6.50 per repurchase agreement transaction
$5.50 per dividend Reinvestment

* A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
* Overdrafts -- charged to the account at Monthly Average Fed Funds interest rate plus 2%.

OUT-OF-POCKET EXPENSES
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*Fees are billed monthly.

  EXHIBIT E OF THE CUSTODY AGREEMENT -- THE ADVISORS' INNER CIRCLE FUND --AIG
                               MONEY MARKET FUND

--------------------------------------------------------------------------------
                           DOMESTIC CUSTODY SERVICES
                         FEE SCHEDULE AT FEBRUARY, 2013
--------------------------------------------------------------------------------

ANNUAL FEE BASED UPON MARKET VALUE PER FUND
..40 basis point on average daily market value based upon custodian records.

PORTFOLIO TRANSACTION FEES

$4.00 per book entry DTC transaction
$4.00 per non-depository time deposit or CD
$10.00 Federal Reserve transaction
$4.00 principal paydown
$15.00 per option contract written, exercised, or expired
$8.00 per future contract transaction
$15.00 per mutual fund transaction
$5.50 per incoming wire transfer
$7.50 per outgoing wire transfer
$30.00 per physical security transaction
$6.50 per repurchase agreement transaction
$5.50 per dividend Reinvestment

* A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

* Overdrafts -- charged to the account at Monthly Average Fed Funds interest rate plus 2%.

OUT-OF-POCKET EXPENSES
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

* Fees are billed monthly.

  EXHIBIT F OF THE CUSTODY AGREEMENT -- THE ADVISORS' INNER CIRCLE FUND --LSV
                                     FUNDS

--------------------------------------------------------------------------------
                           DOMESTIC CUSTODY SERVICES
                         FEE SCHEDULE AT FEBRUARY, 2013
--------------------------------------------------------------------------------

ANNUAL FEE BASED UPON MARKET VALUE PER FUND
..40 basis point on average daily market value based upon custodian records.

PORTFOLIO TRANSACTION FEES

$4.00 per book entry DTC transaction
$10.00 Federal Reserve transaction
$4.00 principal paydown
$15.00 per option contract written, exercised, or expired
$8.00 per future contract transaction
$15.00 per mutual fund transaction
$5.50 per incoming wire transfer
$7.50 per outgoing wire transfer
$30.00 per physical
security transaction
$6.50 per repurchase agreement transaction
$5.50 per dividend Reinvestment

* A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

* Overdrafts -- charged to the account at Monthly Average Fed Funds interest rate plus 2%.

OUT-OF-POCKET EXPENSES
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*Fees are billed monthly.

     EXHIBIT G OF THE CUSTODY AGREEMENT -- THE ADVISORS' INNER CIRCLE FUND
                                --WESTWOOD FUNDS

--------------------------------------------------------------------------------
                           DOMESTIC CUSTODY SERVICES
                         FEE SCHEDULE AT FEBRUARY, 2013
--------------------------------------------------------------------------------

ANNUAL FEE BASED UPON MARKET VALUE PER FUND
..40 basis point on average daily market value based upon custodian records.

PORTFOLIO TRANSACTION FEES

$4.00 per book entry DTC transaction
$10.00 Federal Reserve transaction
$4.00 principal paydown
$15.00 per option contract written, exercised, or expired
$8.00 per future contract transaction
$15.00 per mutual fund transaction
$5.50 per incoming wire transfer
$7.50 per outgoing wire transfer
$30.00 per physical security transaction
$6.50 per repurchase agreement transaction
$5.50 per dividend Reinvestment

* A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

* Overdrafts -- charged to the account at Monthly Average Fed Funds interest rate plus 2%.

OUT-OF-POCKET EXPENSES
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*Fees are billed monthly.

EXHIBIT G (CONTINUED) OF THE CUSTODY AGREEMENT -- THE ADVISORS' INNER CIRCLE FUND --WESTWOOD FUNDS
GLOBAL SUB-CUSTODIAL SERVICES
WESTWOOD EMERGING MARKET, GLOBAL DIVIDEND, AND GLOBAL EQUITY FUNDS ANNUAL FEE SCHEDULE AT FEBRUARY, 2013

COUNTRY           INSTRUMENT     SAFEKEEPING         TRANSACTION         COUNTRY         INSTRUMENT     SAFEKEEPING    TRANSACTION
                                    (BPS)                FEE                                             (BPS) FEE
Argentina             All           12.00                $32            Lithuania            All           16.00           $40
Australia             All           1.00                 $15            Luxembourg           All           3.20            $20
Austria               All           1.70                 $17            Malaysia             All           2.90            $39
Bahrain               All           40.00                $112           Mali*                All           32.00           $124
Bangladesh            All           32.00                $120           Malta                All           17.60           $60
Belgium               All           1.20                 $22            Mauritius            All           24.00           $80
Benin*                All           32.00                $124           Mexico               All           1.50            $10
Bermuda               All           12.00                $48            Morocco              All           28.00           $80
Botswana              All           20.00                $40            Namibia              All           24.00           $40
Brazil                All           7.20                 $17            Netherlands          All           1.50            $12
Bulgaria              All           32.00                $64            New Zealand          All           2.00            $26
Burkina Faso*         All           32.00                $124           Niger*               All           32.00           $124
Canada                All           0.75                 $4             Nigeria              All           24.00           $40
Cayman Islands*       All           0.80                 $8             Norway               All           1.50            $22
Channel Islands*      All           1.20                 $20            Oman                 All           40.00           $112
Chile                 All           16.00                $48            Pakistan             All           24.00           $80
China"A" Shares       All           9.60                 $42            Palestinian          All           36.00           112
                                                                        Autonomous
                                                                        Area*
China"B" Shares       All           9.60                 $42            Peru                 All           35.00           $85
Columbia              All           32.00                $80            Philippines          All           3.90            $36
Costa Rica            All           12.00                $48            Poland               All           12.00           $24
Croatia               All           28.00                $52            Portugal             All           4.80            $39
Cyprus*               All           12.00                $45            Qatar                All           36.00           $112
Czech Republic        All           9.60                 $24            Romania              All           28.00           $80
Denmark               All           1.50                 $24            Russia               Equities      30.00           $165
Ecuador               All           28.00                $52            Russia               MINFINs       12.00           $40
Egypt                 All           25.60                $64            Senegal*             All           32.00           $124
Estonia               All           5.60                 $20            Serbia*              All           50.00           140
Euromarkets(3)        All           1.00                 $4             Singapore            All           1.50            $20
Finland               All           2.40                 $22            Slovak Republic      All           20.00           $88
France                All           1.00                 $15            Slovenia             All           20.00           $88
Germany               All           1.00                 $15            South Africa         All           1.50            $8
Ghana                 All           20.00                $40            South Korea          All           4.80            $10
Greece                All           7.20                 $33            Spain                All           1.00            $15
Guinea Bissau*        All           40.00                $124           Sri Lanka            All           12.00           $48
Hong Kong             All           1.50                 $20            Swaziland            All           24.00           $40
Hungary               All           20.00                $60            Sweden               All           1.00            $22
Iceland               All           12.00                $45            Switzerland          All           1.00            $24
India                 All           8.00                 $84            Taiwan               All           12.00           $64
Indonesia             All           5.80                 $68            Thailand             All           2.90            $22
Ireland               All           1.50                 $15            Togo*                All           32.00           $124
Israel                All           9.60                 $29            Trinidad &           All           24.00           $52
                                                                        Tobago*
Italy                 All           1.50                 $24            Tunisia              All           32.00           $36
Ivory Coast           All           32.00                $124           Turkey               All           9.60            $10
Jamaica*              All           28.00                $40            UAE                  All           36.00           $104
Japan                 All           0.75                 $6             United Kingdom       All           0.75            $3
Jordan                All           32.00                $100           Ukraine              All           19.20           $29
Kazakhstan            All           48.00                $120           Uruguay              All           40.00           $52
Kenya                 All           24.00                $40            Venezuela            All           32.00           $100
Latvia                Equities      12.00                $60            Vietnam*             All           32.00           $104
Latvia                Bonds         20.00                $72            Zambia               All           24.00           $40
Lebanon               All           20.00                $72

* ADDITIONAL CUSTOMER DOCUMENTATION AND INDEMNIFICATION WILL BE REQUIRED PRIOR TO ESTABLISHING ACCOUNTS IN THESE MARKETS.

** TIERED BY MARKET VALUE:<$5 BILLION: 1BP, >$5 BILLION AND <$10 BILLION: .75 BPS; >$10 BILLION: .50 BPS.

  EXHIBIT G (CONTINUED) OF THE CUSTODY AGREEMENT -- THE ADVISORS' INNER CIRCLE
                             FUND --WESTWOOD FUNDS

ANNUAL BASE FEE - $9,000 per account (fund), paid monthly, based on the global market value of each fund up to $100,000,000.00 will apply. The base fee will increase to $18,000.00 per account (fund) paid monthly when the global market value of the fund exceeds $100,000,000.00 per fund.

* Euroclear -- Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

* For all other markets specified above, surcharges may apply if a security is held outside of the local market.


CASH TRANSACTIONS:

* 3(rd) Party Foreign Exchange -- a Foreign Exchange transaction undertaken through a 3(rd) party will be charged $50.

TAX RECLAMATION SERVICES: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.

OUT OF POCKET EXPENSES

* Charges incurred by U.S. Bank, N.A. for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

* A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

*    SWIFT reporting and message fees.

                                   EXHIBIT H

                  SHAREHOLDER COMMUNICATIONS ACT AUTHORIZATION

                        THE ADVISORS' INNER CIRCLE FUND

The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit direct communication between a company which issues securities and the shareholder who votes those securities.

Unless you specifically require us to NOT release your name and address to requesting companies, we are required by law to disclose your name and address.

Your "yes" or "no" to disclosure will apply to all securities U.S. Bank holds for you now and in the future, unless you change your mind and notify us in writing.


YES                  U.S. Bank is authorized to provide the
                     Trust's name, address and security position to requesting companies whose stock is owned by the Trust.

___X___ NO           U.S. Bank is NOT authorized to provide the
                     Trust's name, address and security position to requesting companies whose stock is owned by the Trust.


THE ADVISORS' INNER CIRCLE FUND

By: /s/ Dianne Sulzbach

Title: Vice President & Secretary

Date: 2/14/13